UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

VAPE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20265 Ventura Boulevard, Suite A
Woodland Hills, CA 91364
 (Address of principal executive office)

1-877-827-3959
(Registrant's telephone number, including area code)

N/A
 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Adoption of 2014 Incentive and Nonstatutory Stock Option Plan

On June 27, 2014, the Board of Directors (the “Board”) of Vape Holdings, Inc., a Delaware corporation (the “Company”), adopted the “2014 Incentive and Nonstatutory Stock Option Plan” (the “Plan”) effective immediately and subject to ratification by the shareholders of the Company within twelve (12) months.  The Board recognizes that stock options are one component of compensation that can help retain and motivate employees without increasing demands on the Company’s cash flow.

The maximum number of options issuable under the Plan is 2,000,000.  If any shares of common stock subject to an award under the Plan are forfeited, expire, are settled for cash or are tendered by the participant or withheld by us to satisfy any tax withholding obligation, then, in each case, the shares subject to the award may be used again for awards under the Plan to the extent of the forfeiture, expiration, cash settlement or withholding.  The stock option awards issuable under the Plan can be made up of any combination of incentive and nonstatutory stock options.  The stock options will be granted at fair market value on the date of grant and will vest as directed by the Board.  Incentive stock options are available to employees only whereas nonstatutory stock options are available to independent contractors and consultants of the Company.

The above description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated by reference herein.

Grant of Incentive and Nonstatutory Stock Options

On June 27, 2014, concurrently with the adoption of the Plan, the Board determined that options to purchase a total of 1,000,000 shares of common stock of the Company should be granted under the Plan (the “Option Grant”).

The Option Grant includes options to purchase 520,000 shares granted to employees, consultants and/or independent contractors of the Company that are not executive officers.  The Board determined that executive officer Michael Cook, Director of Business Development, should receive options to purchase 100,000 shares and that Kyle Tracey, Chief Executive Officer and Chairman,  and Joe Andreae, President and member of the Board, should receive options to purchase 190,000 shares each.  The options were granted at the market price of the Company’s common stock at close of business ($1.66 per share) on June 27, 2014, pursuant to the Company’s standard form stock option agreements under the Plan.  The options vest 25% at grant and 25% each subsequent six (6) months from the date of grant.

The description of the incentive and nonstatutory stock options herein is qualified in its entirety by reference to the full text of the Form of Incentive Stock Option Agreement and Nonstatutory Stock Option Agreement, which are attached as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K which are incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See description in Item 1.01 which is incorporated herein by reference.

Item9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Vape Holdings, Inc. 2014 Incentive and Nonstatutory Stock Option Plan, dated June 27, 2014.
10.2	Form of Incentive Stock Option Agreement for Vape Holdings, Inc.’s 2014 Incentive and Nonstatutory Stock Option Plan
10.3	Form of Nonstatutory Stock Option Agreement for Vape Holdings, Inc.’s 2014 Incentive and Nonstatutory Stock Option Plan

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SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPE HOLDINGS, INC.

Dated: July 3, 2014	By:	/s/ Kyle Tracey
Kyle Tracey
Duly Authorized Officer, Chief Executive Officer

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